Filed in the Office of	Business Number E0725142005-1
Barbara K. Cegavske	Filing Number 20211357264
Secretary of State State Of Nevada	Filed On 4/1/2021 10:32:00 AM
	Number of Pages 2

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Profit Corporation:

Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390)

Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403)

Officer's Statement (PURSUANT TO NRS 80.030)

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

1. Entity Information:	Name of entity as on file with the Nevada Secretary of State: ECGI HOLDINGS INC. Entity or Nevada Business Identification Number (NVID): E0725142005-1
2. Restated or Amended and Restated Articles: (Select one) (If amending and restating only, complete section 1,2 3, 5 and 6)	☐ Certificate to Accompany Restated Articles or Amended and Restated Articles ☐ Restated Articles - No amendments; articles are restated only and are signed by an officer of the corporation who has been authorized to execute the certificate by resolution of the board of directors adopted on: _____ The certificate correctly sets forth the text of the articles or certificate as amended to the date of the certificate. ☐ Amended and Restated Articles * Restated or Amended and Restated Articles must be included with this filing type.
3. Type of Amendment Filing Being Completed: (Select only one box) (If amending, complete section 1, 3, 5 and 6.)	☐ Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.380 - Before Issuance of Stock) The undersigned declare that they constitute at least two-thirds of the following: (Check only one box) ☐ incorporators ☐ board of directors The undersigned affirmatively declare that to the date of this certificate, no stock of the corporation has been issued
	☒ Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock) The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 57%
	☐ Officer's Statement (foreign qualified entities only) - Name in home state, if using a modified name in Nevada: _____ Jurisdiction of formation: _____ Changes to takes the following effect: ☐ The entity name has been amended. ☐ Dissolution ☐ The purpose of the entity has been amended. ☐ Merger ☐ The authorized shares have been amended. ☐ Conversion ☐ Other: (specify changes) _____ * Officer's Statement must be submitted with either a certified copy of or a certificate evidencing the filing of any document, amendatory or otherwise, relating to the original articles in the place of the corporations creation.

This form must be accompanied by appropriate fees.

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Profit Corporation:

Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390)

Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403)

Officer's Statement (PURSUANT TO NRS 80.030)

4. Effective Date and Time: (Optional)

Date: 03/31/21 Time: 4:08pm

(must not be later than 90 days after the certificate is filed)

5. Information Being Changed: (Domestic corporations only)

Changes to takes the following effect:

- ☐ The entity name has been amended.
- ☐ The registered agent has been changed. (attach Certificate of Acceptance from new registered agent)
- ☐ The purpose of the entity has been amended.
- ☒ The authorized shares have been amended.
- ☐ The directors, managers or general partners have been amended.
- ☐ IRS tax language has been added.
- ☐ Articles have been added.
- ☐ Articles have been deleted.
- ☐ Other.

The articles have been amended as follows: (provide article numbers, if available)

The total number of shares which this Corporation shall have authority ...

(attach additional page(s) if necessary)

6. Signature: (Required)

X [signature] CEO
Signature of Officer or Authorized Signer — Title

X ______________
Signature of Officer or Authorized Signer — Title

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

Please include any required or optional information in space below:
(attach additional page(s) if necessary)

... to issue is 310,000,000 Shares Common Stock at $0.001 par value.

This form must be accompanied by appropriate fees.

STATE OF NEVADA

BARBARA K. CEGAVSKE
Secretary of State

KIMBERLEY PERONDI
Deputy Secretary
for Commercial Recordings

OFFICE OF THE
SECRETARY OF STATE

Commercial Recordings Division
202 N. Carson Street
Carson City, NV 89701-4201
Telephone (775) 684-5708
Fax (775) 684-7138

RON STAUBER

NV

Job:C20190517-0260
May 18, 2019

Special Handling Instructions:
COPIES A&A/LL EMAILED BACK R TUIN 5-18-2019

Charges

Description	Document Number	Filing Date/Time	Qty	Price	Amount
Entity Copies	00011330876-09		14	$2.00	$28.00
Total					$28.00

Payments

Type	Description	Amount
Credit	5581987487186323103054	$28.00
Total		$28.00

Credit Balance: $0.00

Job Contents:

NV Corp Copy Request Cover Letter 1

RON STAUBER

NV

BARBARA K. CEGAVSKE
Secretary of State

KIMBERLEY PERONDI
Deputy Secretary
for Commercial Recordings

STATE OF NEVADA

OFFICE OF THE
SECRETARY OF STATE

Commercial Recordings Division
202 N. Carson Street
Carson City, NV 89701-4201
Telephone (775) 684-5708
Fax (775) 684-7138

Copy Request

May 18, 2019

Job Number: C20190517-0260
Reference Number: 00011330876-09
Expedite:
Through Date:

Document Number(s)	Description	Number of Pages
20050503805-18	Articles of Incorporation	1 Pages/1 Copies
20060642668-00	Amendment	3 Pages/1 Copies
00001797874-43	Amendment	1 Pages/1 Copies
20140750017-97	Amendment	1 Pages/1 Copies
20160221214-11	Amendment	2 Pages/1 Copies
20190211466-02	Certificate of Designation	5 Pages/1 Copies
20190214190-39	Amended List	1 Pages/1 Copies

Respectfully,

Barbara K. Cegavske

Barbara K. Cegavske
Secretary of State

DEAN HELLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Filed in the office of	Document Number 20050503805-18
Dean Heller Secretary of State State of Nevada	Filing Date and Time 10/25/2005 1:45 AM
	Entity Number E0725142005-1

Articles of Incorporation
(PURSUANT TO NRS 78)

Important: Read attached instructions before completing form. ABOVE SPACE IS FOR OFFICE USE ONLY

1. **Name of Corporation:**	Sunrise Mining Corporation
2. **Resident Agent Name and Street Address:** (must be a Nevada address where process may be served)	Sunrise Mining Corporation Name 6170 W LAKE MEAD BLVD, LAS VEGAS, NEVADA 89108 Street Address, City, Zip Code Optional Mailing Address, City, State, Zip Code
3. **Shares:** (number of shares corporation authorized to issue)	Number of shares with par value: 10,000,000 Par value: $.01 Number of shares without par value:
4. **Names & Addresses, of Board of Directors/Trustees:** (attach additional page if there is more than 3 directors/trustees)	1. Xuguang Sun Name Zone A, Shishan Science Industrial Garden, Nanhai, Foshan City, China 528225 Street Address, City, State, Zip Code 2. Shaojun Sun Name 2220 Guest Drive, Alhambra, CA 91803 Street Address, City, State, Zip Code 3. Name Street Address, City, State, Zip Code
5. **Purpose:** (optional-see instructions)	The purpose of this Corporation shall be: To engage in mining and related activities
6. **Names, Address and Signature of Incorporator:** (attach additional page if there is more than 1 incorporator)	Shaojun Sun [signature] Name, Signature 2220 Guest Drive, Alhambra, CA 91803 Address, City, State, Zip Code
7. **Certificate of Acceptance of Appointment of Resident Agent:**	I hereby accept appointment as Resident Agent for the above named corporation. The Corporation Trust Company of Nevada By: [signature] October 21, 2005 Authorized Signature of R.A. or On Behalf of R.A. Company, Date

This form must be accompanied by appropriate fees. See attached fee schedule.

DEAN HELLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Filed in the office of	Document Number
Dean Heller Secretary of State State of Nevada	**20060642668-00**
	Filing Date and Time **10/04/2006 7:09 AM**
	Entity Number **E0725142005-1**

Certificate of Amendment
(PURSUANT TO NRS 78.380)

Important: Read attached instructions before completing form. ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations
(Pursuant to NRS 78.380 - Before Issuance of Stock)

1. Name of corporation: Sunrise Mining Corporation

2. The articles have been amended as follows (provide article numbers, if available):

Please see attachments (two pages).

1. Article 4 is amended as per attachment #4.

** Increased the total authorized shares from 10,000,000 to 200,000,000, and changed the par value from $0.01 to $0.001

2. Also added article 11, article 12 and article 13 as per attachment #11, #12 and #13.

3. The undersigned declare that they constitute **at least two-thirds** of the incorporators ☐, **or** of the board of directors ☒. (check one box only)

4. Effective date of filing (optional): Oct 3, 2006
(must not be later than 90 days after the certificate is filed)

5. The undersigned affirmatively declare that to the date of this certificate, no stock of the corporation has been issued.

6. Signatures*:

SHAOJun Sun

Signature **Signature**

* If more than two signatures, attach an 8 ½ x 11 plain sheet with the additional signatures.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

Attachment to Certificate of Amendment to Articles of Incorporation for Nevada Profit Corporations

CERTIFICATE OF AMENDMENT
TO ARTICLE OF INCORPORATION
OF
SUNRISE MINING CORPORATION

4. The corporation shall have authority to issue an aggregate of two hundred million (200,000,000) shares of stock, par value One Mill ($.001) per share divided into two (2) classes of stock as follows for a total capitalization of TWO HUNDRED THOUSAND DOLLARS ($200,000):

(A) Non-assessable Common Stock: One Hundred Ninety Million (190,000,000) shares of Common Stock, par value One Mill ($0.001) per share and
(B) Preferred Stock: Ten Million (10,000,000) shares of Preferred Stock, par value One Mill ($0.001) per share.

The Common shares of the Company shall have one (1) vote per share. The Preferred shares of the Company shall have twenty (20) votes per share. The Preferred shares are not convertible into common shares.

All capital stock when issued shall be fully paid and non-assessable. No holder of shares of capital stock of the corporation shall be entitled as such to any pre-emptive or preferential rights to subscribe to any unissued stock, or any other securities which the corporation may now or hereafter be authorized to issue.

The corporation's capital stock may be issued and sold from time to time for such consideration as may be fixed by the Board of Directors, provided that the consideration so fixed is not less than par value.

Holders of the corporation's Common Stock shall not posses cumulative voting rights at any shareholders meetings called for the purpose of electing a Board of Directors or on other matters brought before stockholders meetings, whether they be annual or special.

11. Meetings of stockholders shall be held at such place within or without the State of Nevada as may be provided by the By-laws of the corporation. Special meetings of the stockholders may be called by the President or any other executive officer of the corporation, the Board of Directors, or any member thereof, or by the record holder or holders of at least ten percent (10%) of all shares entitled to vote at the meeting. Any action otherwise required to be taken at a meeting of the stockholders, except election of directors, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by stockholders having at least a majority of the voting power.

12. No contract or other transaction between the corporation and any other corporation, whether or not a majority of the shares of the capital stock of such other

CERTIFICATE OF AMENDMENT
TO ARTICLE OF INCORPORATION
OF
SUNRISE MINING CORPORATION

corporation is owned by this corporation, and no act of this corporation shall in any way be affected or invalidated by the fact that any of the directors of this corporation are pecuniarily or otherwise interested in, or are directors or officers of such other corporation. Any director of this corporation, individually, or any firm of which such director may be a member, may be a party to, or may be pecuniarily or otherwise interested in any contract or transaction of the corporation; provided, however, that the fact that he or such firm is so interested shall be disclosed or shall have been known to the Board of Directors of this corporation, or a majority thereof; and any director of this corporation who is also a director or officer of such other corporation, or who is so interested, may be counted in determining the existence of a quorum at any meeting of the Board of Directors of this corporation that shall authorize such contract or transaction, and may vote thereat to authorize such contract or transaction, with like force and effect as if he were not such director or officer of such other corporation or not so interested.

13. No director or officer shall have any personal liability to the corporation or its stockholders for damages for breach of fiduciary duty as a director or officer, except that this Article Twelve shall not eliminate or limit the liability of a director or officer for (i) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or (ii) the payment of dividends in violation of the Nevada Revised Statutes.

ROSS MILLER
Secretary of State
204 North Carson Street, Ste 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Filed in the office of	Document Number 00001797874-43
Ross Miller Secretary of State State of Nevada	Filing Date and Time 03/27/2008 7:35 AM
	Entity Number E0725142005-1

Certificate of Amendment

(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

Sunrise Mining Corporation

2. The articles have been amended as follows (provide article numbers, if available):

1. The name of the corporation is Sunrise Holdings Limited.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the* articles of incorporation have voted in favor of the amendment is: 98.1%

4. Effective date of filing (optional):

(must not be later than 90 days after the certificate is filed)

5. Officer Signature **(Required)**: **X** [signature]

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

090203

Filed in the office of	Document Number 20140750017-97
Ross Miller Secretary of State State of Nevada	Filing Date and Time 11/04/2014 3:14 PM
	Entity Number E0725142005-1

Certificate of Amendment

(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT **ABOVE SPACE IS FOR OFFICE USE ONLY**

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

SUNRISE HOLDINGS LIMITED

2. The articles have been amended as follows: (provide article numbers, if available)

The name of the corporation is EVENT CARDIO GROUP INC.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 97.4 %

4. Effective date and time of filing: (optional) Date: 11/6 Time: 4:30 pm

(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X ______________________

Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

090204

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Filed in the office of	Document Number
Barbara K. Cegavske	20160221214-11
Barbara K. Cegavske, Secretary of State, State of Nevada	Filing Date and Time: 05/16/2016 3:44 PM
	Entity Number: E0725142005-1

Certificate of Amendment

(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT — ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations
(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

EVENT CARDIO GROUP INC.

2. The articles have been amended as follows: (provide article numbers, if available)

Article 3 is amended in its entirety to read as follows:
"3. Purpose: The purpose of the Corporation shall be to engage in any lawful act or activity for which corporations may be organized and incorporated under the laws of the State of Nevada."

Article 4 is amended in its entirety to read as follows:
"4. Authorized Stock:
"The Corporation shall be authorized to issue 310,000,000 shares of capital stock, of which 300,000,000 shares shall be shares of common stock, $0.001 par value ("Common Stock"), and 10,000,000 shares shall be shares of Preferred Stock, $0.001 par value ("Preferred Stock"). See Attachment.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: majority of the outstanding shares

4. Effective date and time of filing: (optional) Date: Time:
(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X [signature]
Signature of Officer PRESIDENT & CEO John Bentivoglio

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

ATTACHMENT TO

ARTICLE 4 OF CERTIFICATE OF AMENDMENT

TO

ARTICLES OF INCORPORATION

OF

EVENT CARDIO GROUP INC.

Shares of Preferred Stock may be issued from time to time in one or more classes or series. The Board of Directors of the Corporation (the "Board of Directors") is hereby authorized to fix by resolution or resolutions the classes, series, and number of each class or series of stock as provided in Nevada Revised Statutes ("NRS") 78.195, 78.1955, and 78.196, as well as prescribe the voting powers, if any, designations, powers, preferences, and the relative, participating, optional, or other rights, if any, and the qualifications, limitations, or restrictions thereof, of any unissued class or series of Preferred Stock; to fix the number of shares constituting such class or series; and to increase or decrease the number of shares of any such class or series, but not below the number of shares thereof then outstanding.

Except as otherwise provided by law or by the resolution or resolutions adopted by the Board of Directors designating the powers, designations, preferences, limitations, restrictions, and relative rights of any Preferred Stock, the Common Stock shall have the exclusive right to vote for the election of directors and for all other purposes. Each share of Common Stock shall entitle the holder thereof to one vote on all matters on which stockholders are entitled generally to vote, and the holders of Common Stock shall vote together as a single class."

150103

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Filed in the office of	Document Number
Barbara K. Cegavske	20190211466-02
Barbara K. Cegavske Secretary of State State of Nevada	Filing Date and Time 05/15/2019 11:18 AM
	Entity Number E0725142005-1

Certificate of Designation
(PURSUANT TO NRS 78.1955)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Designation For Nevada Profit Corporations
(Pursuant to NRS 78.1955)

1. Name of corporation:

Event Cardio Group, Inc.

2. By resolution of the board of directors pursuant to a provision in the articles of incorporation this certificate establishes the following regarding the voting powers, designations, preferences, limitations, restrictions and relative rights of the following class or series of stock.

Designation of Series A Convertible Preferred Stock - See Attached

3. Effective date of filing: (optional)

(must not be later than 90 days after the certificate is filed)

4. Signature: (required)

X [signature]

Signature of Officer

Filing Fee: $175.00

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

Attachment to Certificate of Designation of Series A Convertible Preferred Stock

of

Event Cardio Group Inc.

1. Designation, Amount and Par Value. The series of preferred stock designated by this Certificate shall be designated as the Corporation's Series A Convertible Preferred Stock (the "Series A Preferred Stock") and the number of shares so designated shall be 5,000,000. Each share of Series A Preferred Stock shall have a par value of $0.001 per share.

2. Dividend Rights. Holders of shares of Series A Preferred Stock shall be entitled to dividends declared and paid on shares of Common Stock in an amount per share equal to the amount they would be entitled to receive as holders of Common Stock if all outstanding shares of Series A Preferred Stock had been converted into Common Stock.

3. Liquidation Rights.

3.1 In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary (each of which is hereinafter referred to as a "Liquidation"), the holders of shares of Series A Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders an amount per share equal to the amount they would be entitled to receive as holders of Common Stock if all outstanding shares of Series A Preferred Stock had been converted into Common Stock.

3.2 For the purpose of this Paragraph 3, a consolidation or merger of the Corporation with any other corporation, or the sale, transfer or lease of all or substantially all of its assets, shall constitute and be deemed a Liquidation.

4. Voting Rights. Holders of Series A Preferred Stock will vote together with holders of Common Stock as a single class, with each share of Series A Preferred Stock having 40 votes per share, on all matters as to which stockholders are entitled to vote, including the election of directors, except with respect to matters for which a class vote is required by law.

5. Conversion Rights.

5.1 Each share of Series A Preferred Stock shall be convertible, at the option of the holder thereof, into 20 shares of Common Stock (the "Conversion Rate"), subject to adjustment as hereinafter provided, at any time or from time to time upon the terms and in the manner hereinafter set forth in this Paragraph5.

5.2 In order to convert shares of Series A Preferred Stock into Common Stock, the holder thereof shall (i) surrender the certificate or certificates for such shares of Series A Preferred Stock, duly endorsed to the Corporation or in blank, to the Corporation at its principal office or at the office of the agency maintained for such purposes, (ii) give written notice to the Corporation at such office that such holder elects to convert such shares of Series A Preferred Stock, and (iii) state in writing therein the name or names in which such holder wishes the certificate or certificates

for shares of Common Stock to be issued. Each conversion shall be deemed to have been effected at the close of business on the date on which the Corporation or such agency shall have received such surrendered Series A Preferred Stock certificate(s), and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the record holder or holders of the shares represented thereby on such date. As soon as practicable after such conversion, the Corporation shall issue or deliver at such office to the holder for whose account such shares of Series A Preferred Stock were so surrendered, or to such holder's nominee or nominees, certificates (bearing such legend(s) as may be required under applicable securities laws) for the number of whole shares of Common Stock to which such holder shall be entitled. The Corporation shall not be under any obligation to issue fractional shares or payments in lieu of fractional shares.

5.3 The conversion rate shall be subject to adjustment from time to time in case the Corporation shall pay a stock dividend on its Common Stock (other than in shares of the Series A Preferred Stock), or in case the Corporation shall subdivide or combine the outstanding shares of Common Stock, the conversion rate shall immediately be proportionately adjusted. In case of any capital reorganization or any reclassification of the capital stock of the Corporation, each share of Series A Preferred Stock shall thereafter be convertible into the number of shares of stock or other securities or property to which a holder of the number of shares of Common Stock of the Corporation then deliverable upon conversion of such share of Series A Preferred Stock would have been entitled upon such reorganization or reclassification, and appropriate adjustment (as determined by the Board of Directors) shall be made in the application of the provisions herein set forth with respect to the rights and interests thereafter of the holders of the shares of Series A Preferred Stock, to the end that the provisions set forth herein (including provisions with respect to changes in and other adjustments of the conversion rate) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other property thereafter deliverable upon the conversion of the shares of Series A Preferred Stock.

5.4 Whenever the conversion rate is adjusted as herein provided, an officer of the Corporation shall compute the adjusted conversion rate in accordance with the foregoing provisions and shall prepare a written instrument setting forth such adjusted conversion rate and showing in detail the facts upon which such adjustment is based, and a copy of such written instrument shall forthwith be mailed to each holder of record of the Series A Preferred Stock, and made available for inspection by the stockholders of the Corporation.

5.5 The Corporation will pay any and all taxes that may be payable in respect of the issuance or delivery of shares of Common Stock on conversion of shares of Series A Preferred Stock pursuant hereto. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of shares of Common Stock in a name other than that in which the shares of Series A Preferred Stock so converted were registered, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Corporation the amount of any such tax, or has established, to the satisfaction of the Corporation, that such tax has been paid or is not payable.

5.6 All issued and outstanding shares of Series A Preferred Stock shall be deemed to have been converted into, and shall (without any action of the holder thereof) become, that number

of fully paid and non-assessable shares of Common Stock into which such shares of Series A Preferred Stock are then convertible in accordance with the provisions of this Paragraph immediately upon the filing of a Certificate of Amendment to the Articles of Incorporation of the Corporation with the Office of the Secretary of State of Nevada (the "Effective Time") which increases the number of authorized but unissued shares of Common Stock to an amount sufficient for the conversion of all of the outstanding shares of Series A Preferred Stock (an "Automatic Conversion Event") assuming the exercise or conversion of all other instruments then outstanding exercisable for or convertible into shares of Common Stock. The Corporation shall give the holders of the Series A Preferred Stock written notice of the filing of a Certificate of Amendment which results in an Automatic Conversion Event within three days after the Effective Time (the "Automatic Conversion Notice"). The Automatic Conversion Notice shall be sent by first class or registered mail, postage prepaid, to each record holder of Series A Preferred Stock at such holder's address last shown on the records of the transfer agent for the Series A Preferred Stock (or the records of the Corporation, if it serves as its own transfer agent). Upon receipt of the Automatic Conversion Notice, each holder of shares of Series A Preferred Stock shall surrender his, her or its certificate or certificates for Series A Preferred Stock to the Corporation at the place designated in such notice, and shall thereafter receive certificates for the number of shares of Common Stock to which such holder is entitled. Following the Effective Time, all outstanding shares of Series A Preferred Stock shall be deemed to have been converted into shares of Common Stock, which shall be deemed to be outstanding of record, and all rights with respect to the Series A Preferred Stock so converted, including the rights, if any, to receive notices and vote (other than as a holder of Common Stock) will terminate, except only the right of the holders thereof, upon surrender of their certificate or certificates therefor, to receive certificates for the number of shares of Common Stock into which such Series A Preferred Stock has been converted. If so required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or by his, her or its attorney duly authorized in writing. As soon as practicable after the Effective Time and the surrender of the certificate or certificates for Series A Preferred Stock, the Corporation shall cause to be issued and delivered to such holder, or on his, her or its written order, a certificate or certificates for the number of full shares of Common Stock issuable on such conversion in accordance with the provisions hereof.

All certificates evidencing shares of Series A Preferred Stock required to be surrendered for conversion in accordance with the provisions of this Paragraph shall, from and after the Effective Time, be deemed to have been retired and cancelled and the shares of Series A Preferred Stock represented thereby converted into Common Stock for all purposes, notwithstanding the failure of the holder or holders thereof to surrender such certificates on or prior to such date. The Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the number of authorized shares of Series A Preferred Stock accordingly."

5.7 The Corporation shall cause the shares of Common Stock issued upon conversion of the Series A Preferred Stock to be listed, subject to notice of issuance, on any stock exchange(s) or automated quotation system on which outstanding shares of Common Stock may then be listed or quoted.

6. Exclusion of Other Rights. Except as may otherwise be required by law, the shares of Series A Preferred Stock shall not have any preferences or relative, participating, optional or other special rights other than those specifically set forth in this resolution and in the Certificate of Incorporation, as amended.

7. Status of Series A Preferred Stock Reacquired. Shares of Series A Preferred Stock which have been issued and reacquired in any manner shall (upon compliance with applicable provisions of the laws of the State of Nevada), be deemed to be canceled and have the status of authorized and unissued shares of the class of Preferred Stock issuable in series undesignated as to series and may be re-designated and reissued.

8. Severability of Provisions. If any right, preference or limitation of the Series A Preferred set forth in this resolution is invalid, unlawful, or incapable of being enforced by reason of any rule of law or public policy, all other rights, preferences and limitations set forth in this resolution which can be given effect without the invalid, unlawful or unenforceable right, preference or limitation shall, nevertheless, remain in full force and effect, and no right, preference or limitation herein set forth shall be deemed dependent upon any other such right, preference or limitation unless so expressed herein.

9. Headings of Subdivisions. The headings of the various subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

(PROFIT) INITIAL/ANNUAL LIST OF OFFICERS, DIRECTORS AND STATE BUSINESS LICENSE APPLICATION OF:

ENTITY NUMBER: E0725142005-1

EVENT CARDIO GROUP INC.
NAME OF CORPORATION

FOR THE FILING PERIOD OF OCT, 2018 TO OCT, 2019

100103

USE BLACK INK ONLY - DO NOT HIGHLIGHT

YOU MAY FILE THIS FORM ONLINE AT www.nvsilverflume.gov

☐ Return one file stamped copy. (If filing not accompanied by order instructions, file stamped copy will be sent to registered agent.)

Filed in the office of	Document Number
Barbara K. Cegavske	20190214190-39
Barbara K. Cegavske	Filing Date and Time
Secretary of State	05/17/2019 7:02 AM
State of Nevada	Entity Number E0725142005-1

(This document was filed electronically.)
ABOVE SPACE IS FOR OFFICE USE ONLY

IMPORTANT: Read instructions before completing and returning this form.

1. Print or type names and addresses, either residence or business, for all officers and directors. A President, Secretary, Treasurer, or equivalent of and all Directors must be named. There must be at least one director. An **Officer** must sign the form. *FORM WILL BE RETURNED IF UNSIGNED.*
2. If there are additional officers, attach a list of them to this form.
3. Return the completed form with the filing fee. Annual list fee is based upon the current total authorized stock as explained in the Annual List Fee Schedule For Profit Corporations. A $75.00 penalty must be added for failure to file this form by the deadline. An annual list received more than 90 days before its due date shall be deemed an amended list for the previous year.
4. State business license fee is $500.00/$200.00 for Professional Corporations filed pursuant to NRS Chapter 89. Effective 2/1/2010, $100.00 must be added for failure to file form by deadline.
5. Make your check payable to the Secretary of State.
6. **Ordering Copies:** If requested above, one file stamped copy will be returned at no additional charge. To receive a certified copy, enclose an additional $30.00 per certification. A **copy fee of $2.00 per page** is required for **each additional copy** generated when ordering 2 or more file stamped or certified copies. Appropriate instructions must accompany your order.
7. Return the completed form to: Secretary of State, 202 North Carson Street, Carson City, Nevada 89701-4201, (775) 684-5708.
8. Form must be in the possession of the Secretary of State on or before the last day of the month in which it is due. (Postmark date is not accepted as receipt date.) Forms received after due date will be returned for additional fees and penalties. Failure to include annual list and business license fees will result in rejection of filing.

CHECK ONLY IF APPLICABLE AND ENTER EXEMPTION CODE IN BOX BELOW

☐ Pursuant to NRS Chapter 76, this entity is exempt from the business license fee. Exemption code: ____

NOTE: If claiming an exemption, a notarized Declaration of Eligibility form must be attached. Failure to attach the Declaration of Eligibility form will result in rejection, which could result in late fees.

NRS 76.020 Exemption Codes
001 - Governmental Entity
006 - NRS 680B.020 Insurance Co.

☐ This corporation is a publicly traded corporation. The Central Index Key number is: 0001394130

☐ This publicly traded corporation is not required to have a Central Index Key number.

NAME	TITLE(S)	ADDRESS	CITY	STATE	ZIP CODE
ADAM SEXTON	PRESIDENT (OR EQUIVALENT OF)	50 WEST LIBERTY STREET SUITE 880	RENO	NV	89501
ADAM SEXTON	SECRETARY (OR EQUIVALENT OF)	50 WEST LIBERTY STREET SUITE 880	RENO	NV	89501
ADAM SEXTON	TREASURER (OR EQUIVALENT OF)	50 WEST LIBERTY STREET SUITE 880	RENO	NV	89501
ADAM SEXTON	DIRECTOR	50 WEST LIBERTY STREET SUITE 880	RENO	NV	89501

None of the officers or directors identified in the list of officers has been identified with the fraudulent intent of concealing the identity of any person or persons exercising the power or authority of an officer or director in furtherance of any unlawful conduct.

I declare, to the best of my knowledge under penalty of perjury, that the information contained herein is correct and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State.

X ADAM SEXTON
Signature of Officer or Other Authorized Signature

Title: PRESIDENT

Date: 5/17/2019 7:02:53 AM